SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.



                Date of Report (Date of Earliest event reported):
                                  May 14, 1997


                       UNITED TEXTILES & TOYS CORPORATION
             (Exact name of registrant as specified in its charter)


 Delaware                              O-21178                13-3626613
 State of                          Commission File            IRS Employer
 Incorporation                          Number.               Identification No


                              448 West 16th Street
                            New York, New York 10011
                     Address of principal executive offices

        Registrant's telephone number, including area code (212) 391-2272


                                       N/A
          (Former name or former address, if changed since last report)








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ITEM 4.  CHANGES IN THE REGISTRANT'S CERTIFYING ACCOUNTANT.

         On May 14, 1997, the Registrant and Lazar, Levine & Company LLP mutually agreed that Lazar, Levine & Company LLP would no longer be the Registrant's auditors. The resignation of Lazar, Levine & Company LLP was not due to any discrepancies or disagreements between the Company and Lazar, Levine & Company LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         The former accountants' reports on the Registrant's financial statements for the years ended March 31, 1995 and 1996 did not contain any adverse opinions, disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles as required by Item 304
(a)(3) of Regulation S-B promulgated under the Securities Act of 1933, as amended.

         Annexed hereto is the required letter from Lazar, Levine & Company LLP, that the accounting firm agrees with the statements made herein.



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                                                 Exhibits


16.01 Letter from Lazar, Levine & Company LLP


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                                                SIGNATURES



         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 15th day of May, 1997.



                                United Textiles & Toys Corporation


                        By:     \s\ Ilan Arbel
                                                           Ilan Arbel
                                                           President




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                                       Lazar, Levine & Company LLP
                                       Certified Public Accountants



                                                              May 15, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:      United Textiles & Toys Corporation
         Formerly Mister Jay Fashions International, Inc.
         File Ref. No. 0-21178

We were previously the principal auditors for United Textile & Toys Corporation, formerly Mister Jay Fashions International, Inc. (the "Company") and under date of June 18, 1996, we reported on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended March 31, 1996 and 1995. On May 14, 1997, we resigned as principal auditors. We have read the Company's statements included under Item 4 of its Form 8-K dated May 14, 1997 and we agree with such statements.

                                                              Very truly yours,



                                                 /s/ Lazar, Levine & Company LLP
                                                     LAZAR, LEVINE & COMPANY LLP



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